ENERGY TRANSFER PARTNERS
REPORTS FIRST QUARTER RESULTS
Dallas – May 8, 2013 – Energy Transfer Partners, L.P. (NYSE: ETP) today reported its financial results for the quarter ended March 31, 2013.
Adjusted EBITDA for Energy Transfer Partners, L.P. (“ETP” or the “Partnership”) for the three months ended March 31, 2013 totaled $956 million, an increase of $462 million compared to the same period last year. Distributable Cash Flow for the three months ended March 31, 2013 totaled $622 million, an increase of $351 million compared to the same period last year. Income from continuing operations for the three months ended March 31, 2013 was $402 million, a decrease of $687 million compared to the same period last year that was primarily due to the recognition of a $1.06 billion gain as a result of the contribution of ETP’s Propane Business in January 2012. The increases in Adjusted EBITDA and Distributable Cash Flow were primarily due to strategic acquisitions in 2012, including Sunoco, Inc. (“Sunoco”) and ownership interests in Citrus Corp (“Citrus”), Sunoco Logistics Partners L.P. (“Sunoco Logistics”), and ETP Holdco Corporation (“Holdco”).
The Partnership’s key accomplishments to date in 2013 include the following:

•	During the first quarter of 2013, Phase I of the Jackson Plant was completed.

•
On April 30, 2013, the Partnership acquired from Energy Transfer Equity, L.P. (“ETE”) its interest in Holdco for approximately 49.5 million newly issued ETP common units and $1.4 billion in cash, less $68 million of estimated closing adjustments.

•
On April 30, 2013, Southern Union Company (“Southern Union”) contributed its interest in Southern Union Gathering Company, LLC to Regency Energy Partners LP (“Regency”), a subsidiary of ETE, in exchange for cash and Regency common units.

•
On May 6, 2013, the Partnership's subsidiaries, Sunoco Logistics and Lone Star NGL LLC, announced that long-term, fee-based agreements have been executed with an anchor tenant to move forward with a liquefied petroleum gas (LPG) export/import project.

An analysis of the Partnership’s segment results and other supplementary data is provided after the financial tables shown below. The Partnership has scheduled a conference call for 8:30 a.m. Central Time, Thursday, May 9, 2013 to discuss the first quarter 2013 results. The conference call will be broadcast live via an internet web cast which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, cash flows from operating activities, or other GAAP measures. A table reconciling Adjusted EBITDA and Distributable Cash Flow with appropriate GAAP financial measures is included in the summarized financial information included in this release. Beginning with the quarter ended December 31, 2012 and applied retroactively to all periods presented, the Partnership has revised its calculation of Adjusted EBITDA and Distributable Cash Flow. (See notes under “Supplemental Information” for further information.)
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently has natural gas operations that include approximately 47,000 miles of gathering and transportation pipelines, treating and processing assets, and storage facilities. ETP owns 100% of ETP Holdco Corporation, which owns Southern Union Company and Sunoco, Inc., and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 33.5 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and approximately 99.7 million ETP common units; and owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE: RGP) and approximately 26.3 million RGP common units. The Energy Transfer family of companies owns more than 71,000 miles of natural gas, natural gas liquids, refined products, and crude pipelines. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.
Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil and refined product pipeline, terminalling, and acquisition and marketing assets. SXL’s general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners, L.P. web site at www.sunocologistics.com.
The information contained in this press release is available on our website at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	March 31, 2013	December 31, 2012
ASSETS

CURRENT ASSETS	$6,359	$5,404

PROPERTY, PLANT AND EQUIPMENT, net	26,007	25,773

NON-CURRENT ASSETS HELD FOR SALE	992	985
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	3,489	3,502
NON-CURRENT PRICE RISK MANAGEMENT ASSETS	35	42
GOODWILL	5,586	5,606
INTANGIBLE ASSETS, net	1,544	1,561
OTHER NON-CURRENT ASSETS, net	356	357
Total assets	$44,368	$43,230

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$5,783	$5,548

NON-CURRENT LIABILITIES HELD FOR SALE	142	142
LONG-TERM DEBT, less current maturities	16,135	15,442
LONG-TERM NOTES PAYABLE — RELATED PARTY	166	166
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	124	129
DEFERRED INCOME TAXES	3,541	3,476
OTHER NON-CURRENT LIABILITIES	1,008	995

COMMITMENTS AND CONTINGENCIES

EQUITY:
Total partners’ capital	9,340	9,201
Noncontrolling interest	8,129	8,131
Total equity	17,469	17,332
Total liabilities and equity	$44,368	$43,230

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2013	2012(1)
REVENUES	$10,854	$1,323
COSTS AND EXPENSES:
Cost of products sold	9,594	781
Operating expenses	304	130
Depreciation and amortization	260	99
Selling, general and administrative	162	104
Total costs and expenses	10,320	1,114
OPERATING INCOME	534	209
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(211)	(141)
Equity in earnings of unconsolidated affiliates	72	55
Gain on deconsolidation of Propane Business	—	1,056
Loss on extinguishment of debt	—	(115)
Gains on interest rate derivatives	7	28
Other, net	3	(1)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	405	1,091
Income tax expense from continuing operations	3	2
INCOME FROM CONTINUING OPERATIONS	402	1,089
Income (loss) from discontinued operations	22	(1)
NET INCOME	424	1,088
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	102	(27)
NET INCOME ATTRIBUTABLE TO PARTNERS	322	1,115
GENERAL PARTNER’S INTEREST IN NET INCOME	128	117
LIMITED PARTNERS’ INTEREST IN NET INCOME	$194	$998
INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.60	$4.37
Diluted	$0.60	$4.36
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.63	$4.36
Diluted	$0.63	$4.35
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	300,831,573	226,549,263
Diluted	301,832,910	227,406,484

(1)
In accordance with generally accepted accounting principles, amounts previously reported for interim periods in 2012 have been revised to reflect the retrospective consolidation of Southern Union into ETP as a result of the Holdco Transaction as the transfer of Southern Union into Holdco met the definition of a transaction between entities under common control. Thus, Southern Union is retroactively consolidated beginning March 26, 2012, the date that ETE completed its merger with Southern Union.

SUPPLEMENTAL INFORMATION
(Dollars in millions)
(unaudited)

	Three Months Ended March 31,
	2013	2012 (b) (c)
Reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow (a):
Net income	$424	$1,088
Interest expense, net of interest capitalized	211	141
Gain on deconsolidation of Propane Business	—	(1,056)
Income tax expense	3	2
Depreciation and amortization	260	99
Non-cash compensation expense	14	11
Gains on interest rate derivatives	(7)	(28)
Unrealized (gains) losses on commodity risk management activities	(19)	86
LIFO valuation adjustment	(38)	—
Loss on extinguishment of debt	—	115
Adjusted EBITDA related to unconsolidated affiliates	165	99
Equity in earnings of unconsolidated affiliates	(72)	(55)
Other, net	15	(8)
Adjusted EBITDA	956	494
Adjusted EBITDA related to unconsolidated affiliates	(165)	(99)
Distributions from unconsolidated affiliates	95	42
Interest expense, net of interest capitalized	(211)	(141)
Income tax expense	(3)	(2)
Maintenance capital expenditures	(51)	(24)
Other, net	1	1
Distributable Cash Flow	$622	$271

Distributions to be paid to the partners of ETP (d):
Limited Partners:
Common units held by ETE	$45	$45
Common units held by public	241	160
General Partner interest held by ETE	5	5
Incentive Distribution Rights (“IDR”) held by ETE	156	114
	447	324
IDR relinquishment related to previous acquisitions	(31)	(14)
Total distributions to be paid to the partners of ETP	416	310

Distributions to be paid to noncontrolling interests:
Distributions to ETE in respect of Holdco (e)	50	—
Distributions to Regency in respect of Lone Star (f)	23	11
Distributions to Sunoco Logistics unitholders (common units held by public) (g)	40	—
Total distributions to be paid to noncontrolling interests	113	11
Total distributions to be paid to the partners of ETP and noncontrolling interests	$529	$321

(a)
The Partnership has disclosed in this press release Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures. Management believes Adjusted EBITDA and Distributable Cash Flow provide useful information to investors as measures of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of Adjusted EBITDA and Distributable Cash Flow also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight into our operating results.

There are material limitations to using measures such as Adjusted EBITDA and Distributable Cash Flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss or cash flows. In addition, our calculations of Adjusted EBITDA and Distributable Cash Flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.
Definition of Adjusted EBITDA
The Partnership defines Adjusted EBITDA as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, loss on extinguishment of debt, gain on deconsolidation of our Propane Business and other non-operating income or expense items. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Adjusted EBITDA reflects amounts for less than wholly owned subsidiaries based on 100% of the subsidiaries’ results of operations and for unconsolidated affiliates based on the Partnership’s proportionate ownership.
Adjusted EBITDA is used by management to determine our operating performance and, along with other financial and volumetric data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.
Definition of Distributable Cash Flow
The Partnership defines Distributable Cash Flow as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, loss on extinguishment of debt and gain on deconsolidation of our Propane Business. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Distributable Cash Flow reflects earnings from unconsolidated affiliates on a cash basis.
Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and Distributable Cash Flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.

(b)
In accordance with generally accepted accounting principles, amounts previously reported for interim periods in 2012 have been revised to reflect the retrospective consolidation of Southern Union into ETP as a result of the Holdco Transaction as the transfer of Southern Union into Holdco met the definition of a transaction between entities under common control. Thus, Southern Union is retroactively consolidated beginning March 26, 2012, the date that ETE completed its merger with Southern Union.

(c)
The Partnership has presented Adjusted EBITDA and Distributable Cash Flow in previous communications; however, the Partnership changed its definition for these non-GAAP measures in the quarter ended December 31, 2012 to reflect less than wholly-owned subsidiaries on a fully consolidated basis. Previously, the Partnership presented less than wholly-owned subsidiaries on a proportionate basis. The Partnership believes that with this change, Adjusted EBITDA and Distributable Cash Flow more accurately reflect the Partnership’s operating performance and therefore are more useful measures. This change has been applied retroactively to all periods presented. See “Non-GAAP Measures” available on the Partnership’s website at www.energytransfer.com for the reconciliation of net income to Adjusted EBITDA for recent prior periods reflecting the changes described above.

(d)
For the three months ended March 31, 2013, cash distributions to be paid to the partners of ETP consist of cash distributions payable on May 15, 2013 to holders of record on May 6, 2013 in respect of the quarter ended March 31, 2013. For the three months ended March 31, 2012, cash distributions to be paid to the partners of ETP consist of cash distributions paid on May 15, 2012 in respect of the quarter ended March 31, 2012.
For the three months ended March 31, 2013, cash distributions to be paid to the partners of ETP exclude distributions to be paid on 49.5 million ETP common units issued to ETE as a portion of the consideration for ETP's acquisition of ETE's interest in Holdco on April 30, 2013. These newly issued ETP common units will receive cash distributions on May 15, 2013; however, such distributions were reduced from the total cash portion of the consideration paid to ETE in connection with the April 30, 2013 Holdco transaction.

(e)	For the three months ended March 31, 2013, cash distributions to ETE in respect of Holdco consist of cash distributions paid in April 2013 in respect of the quarter ended March 31, 2013.

(f)
Cash distributions to Regency in respect of Lone Star consist of cash distributions paid on a quarterly basis. The amounts reflected above are in respect of the periods then ended, including payments made in arrears subsequent to period end.

(g)
For the three months ended March 31, 2013, cash distributions to be paid to the partners of Sunoco Logistics consist of cash distributions payable on May 15, 2013 to holders of record on May 9, 2013 in respect of the quarter ended March 31, 2013.

SUMMARY ANALYSIS OF QUARTERLY RESULTS BY SEGMENT
(Dollars in millions)
(unaudited)
Subsequent to the Sunoco Merger and Holdco Transactions in October 2012, our reportable segments changed, as follows:

•	Interstate transportation and storage segment now includes Southern Union’s transportation and storage operations;

•	Midstream segment now includes Southern Union’s gathering and processing operations;

•	Investment in Sunoco Logistics segment reflects the consolidated operations of Sunoco Logistics;

•	Retail marketing segment reflects the consolidated operations of Sunoco’s retail marketing business; and,

•	All other now includes the investments and operations identified under the segment table below.
Our segment results were presented based on the measure of Segment Adjusted EBITDA. The tables below identify the components of Segment Adjusted EBITDA, which was calculated as follows:

•	Gross margin, operating expenses, and selling, general and administrative. These amounts represent the amounts included in our consolidated financial statements that are attributable to each segment.

•
Unrealized gains or losses on commodity risk management activities. These are the unrealized amounts that are included in gross margin. These amounts are not included in Segment Adjusted EBITDA; therefore, the unrealized losses are added back and the unrealized gains are subtracted to calculate the segment measure.

•
Non-cash compensation expense. These amounts represent the total non-cash compensation recorded in operating expenses and selling, general and administrative. These amounts are not included in Segment Adjusted EBITDA and therefore are added back to calculate the segment measure.

•
Adjusted EBITDA related to unconsolidated affiliates. These amounts represent our proportionate share of the Adjusted EBITDA of our unconsolidated affiliates. Amounts reflected are calculated consistently with our definition of Adjusted EBITDA above.

	Three Months Ended March 31,
	2013	2012
Segment Adjusted EBITDA:
Intrastate transportation and storage	$132	$192
Interstate transportation and storage	297	80
Midstream	79	89
NGL transportation and services	80	50
Investment in Sunoco Logistics	236	—
Retail marketing	37	—
All other	95	83
	$956	$494

Intrastate Transportation and Storage

	Three Months Ended March 31,
	2013	2012
Natural gas transported (MMBtu/d)	9,733,480	10,114,354
Revenues	$690	$482
Cost of products sold	496	314
Gross margin	194	168
Unrealized (gains) losses on commodity risk management activities	(12)	82
Operating expenses, excluding non-cash compensation expense	(39)	(39)
Selling, general and administrative expenses, excluding non-cash compensation expense	(11)	(19)
Segment Adjusted EBITDA	$132	$192

Distributions from unconsolidated affiliates	$—	$1
Segment Adjusted EBITDA for the intrastate transportation and storage segment decreased primarily due to a lower realized margin on natural gas storage activities. Additionally, a decrease in transportation fees was offset by increases in natural gas sales and other activities, improved retention margins and lower selling, general and administrative expenses.
Interstate Transportation and Storage

	Three Months Ended March 31,
	2013	2012
Natural gas transported (MMBtu/d):
ETP legacy assets	2,613,154	3,153,073
Southern Union transportation and storage	4,420,650	3,764,599
Natural gas sold (MMBtu/d) – ETP legacy assets	16,768	20,517
Revenues	$324	$142
Operating expenses, excluding non-cash compensation, amortization and accretion expenses	(72)	(32)
Selling, general and administrative expenses, excluding non-cash compensation, amortization and accretion expenses	(35)	(53)
Adjusted EBITDA related to unconsolidated affiliates	80	23
Segment Adjusted EBITDA	$297	$80

Distributions from unconsolidated affiliates	$41	$18
Segment Adjusted EBITDA for the interstate transportation and storage segment increased primarily due to the consolidation of Southern Union’s transportation and storage operations beginning March 26, 2012. Selling, general and administrative expenses decreased because the incremental expenses from Southern Union’s transportation and storage operations in the current year was more than offset by Southern Union’s recognition of merger-related expenses during the period from March 26, 2012 to March 31, 2012. Adjusted EBITDA related to the Transwestern and Tiger pipelines also contributed approximately $1 million to the increase. Adjusted EBITDA related to unconsolidated affiliates increased primarily due to an increase of $58 million from Citrus, in which we acquired a 50% interest on March 26, 2012.

Midstream

	Three Months Ended March 31,
	2013	2012
Gathered volumes (MMBtu/d):
ETP legacy assets	2,587,787	2,239,220
Southern Union gathering and processing	480,339	404,422
NGLs produced (Bbls/d):
ETP legacy assets	96,775	65,627
Southern Union gathering and processing	39,681	38,723
Equity NGLs produced (Bbls/d):
ETP legacy assets	9,499	17,630
Southern Union gathering and processing	7,206	8,744
Revenues	$951	$563
Cost of products sold	794	436
Gross margin	157	127
Unrealized losses on commodity risk management activities	—	2
Operating expenses, excluding non-cash compensation expense	(49)	(26)
Selling, general and administrative expenses, excluding non-cash compensation expense	(29)	(19)
Adjusted EBITDA attributable to discontinued operations	—	5
Segment Adjusted EBITDA	$79	$89
Segment Adjusted EBITDA for the midstream segment reflected increases in gross margin as follows:

	Three Months Ended March 31,
	2013	2012
Gathering and processing fee-based revenues	$97	$70
Non fee-based contracts and processing	67	64
Other	(7)	(7)
Total gross margin	$157	$127
Increased production in the Eagle Ford Shale resulted in increased fee-based revenues of $22 million. Additional volumes from the Woodford Shale also increased gross margin from our North Texas system by $3 million. The consolidation of Southern Union's gathering and processing operations, beginning March 26, 2012, also increased gross margin by $5 million.
Segment Adjusted EBITDA also reflected higher operating expenses and selling, general and administrative expenses primarily due to the consolidation of Southern Union’s gathering and processing operations beginning March 26, 2012.

NGL Transportation and Services

	Three Months Ended March 31,
	2013	2012
NGL transportation volumes (Bbls/d)	274,030	150,881
NGL fractionation volumes (Bbls/d)	86,703	20,006
Revenues	$365	$167
Cost of products sold	257	98
Gross margin	108	69
Operating expenses, excluding non-cash compensation expense	(19)	(14)
Selling, general and administrative expenses, excluding non-cash compensation expense	(10)	(5)
Adjusted EBITDA related to unconsolidated affiliates	1	—
Segment Adjusted EBITDA	$80	$50

Distributions from unconsolidated affiliates	$1	$—
Segment Adjusted EBITDA for the NGL transportation and services segment reflected higher gross margin, as discussed below, offset by higher operating expenses due to increased ad valorem taxes and other expenses related to the start-up of Lone Star’s fractionator and higher selling, general and administrative expenses due to increased employee-related costs and allocated overhead expenses resulting from overall asset growth on the system.
Segment Adjusted EBITDA for the NGL transportation and services segment reflected increases in gross margin as follows:

	Three Months Ended March 31,
	2013	2012
Storage margin	$32	$32
Transportation margin	41	13
Processing and fractionation margin	34	24
Other margin	1	—
Total gross margin	$108	$69
Transportation margin increased due to an increase in volumes transported out of West Texas due to the commissioning of Lone Star’s Gateway pipeline during the fourth quarter of 2012. A higher concentration of volumes sourced from transportation contracts originating in West Texas and renegotiated contracts on the East side of the legacy Lone Star pipeline system increased our average realized rate. These volume and rate factors increases on our Lone Star pipeline system accounted for $21 million of the increase in transportation margin between the periods. The completion of our Justice pipeline connection to Mont Belvieu, Texas and additional NGL production from our processing plants accounted for the remainder of the increase in transportation margin.
Processing and fractionation margin increased due to the startup of Lone Star’s fractionator at Mont Belvieu, Texas in December 2012, which contributed $16 million during the three months ended March 31, 2013. The increase in margin related to our fractionator was offset by a decrease in margin attributable to our fractionator in Geismar, Louisiana due to a less favorable pricing environment and contract mix.

Investment in Sunoco Logistics

	Three Months Ended March 31,
	2013	2012
Revenue	$3,512	$—
Cost of products sold	3,226	—
Gross margin	286	—
Unrealized gains on commodity risk management activities	(3)	—
Operating expenses, excluding non-cash compensation expense	(24)	—
Selling, general and administrative expenses, excluding non-cash compensation expense	(30)	—
Adjusted EBITDA related to unconsolidated affiliates	7	—
Segment Adjusted EBITDA	$236	$—

Distributions from unconsolidated affiliates	$3	$—
We obtained control of Sunoco Logistics Partners L.P. on October 5, 2012 in connection with our acquisition of Sunoco, Inc.; therefore, no comparative results were reflected in our financial statements.
Retail Marketing

	Three Months Ended March 31,
	2013	2012
Total retail gasoline outlets, end of period	4,979	—
Total company-operated outlets, end of period	439	—
Gasoline and diesel throughput per company-operated site (gallons/month)	187,000	—
Revenue	$5,222	$—
Cost of products sold	5,036	—
Gross margin	186	—
Operating expenses, excluding non-cash compensation expense	(98)	—
Selling, general and administrative expenses, excluding non-cash compensation expense	(15)	—
LIFO valuation adjustment	(38)	—
Adjusted EBITDA related to unconsolidated affiliates	2	—
Segment Adjusted EBITDA	$37	$—
We acquired our retail marketing segment on October 5, 2012 in connection with our acquisition of Sunoco, Inc.; therefore, no comparative results were reflected in our financial statements.

All Other

	Three Months Ended March 31,
	2013	2012
Revenue	$150	$129
Cost of products sold	137	91
Gross margin	13	38
Unrealized (gains) losses on commodity risk management activities	(4)	2
Operating expenses, excluding non-cash compensation expense	(5)	(20)
Selling, general and administrative expenses, excluding non-cash compensation expense	(18)	(13)
Adjusted EBITDA attributable to discontinued operations	40	2
Adjusted EBITDA related to unconsolidated affiliates	76	75
Elimination	(7)	(1)
Segment Adjusted EBITDA	$95	$83

Distributions from unconsolidated affiliates	$50	$23
Amounts reflected in our all other segment primarily include:

•
Our retail propane and other retail propane related operations prior to our contribution of those operations to AmeriGas in January 2012. Our investment in AmeriGas was reflected in the all other segment subsequent to that transaction;

•	Southern Union’s local distribution operations beginning March 26, 2012;

•	Our natural gas compression operations; and,

•	An approximate 30% non-operating interest in PES, a refining joint venture, effective upon our acquisition of Sunoco on October 5, 2012.
The decrease in gross margin and operating expenses was primarily due to our recognition of $31 million of gross margin and $18 million of operating expenses from our retail propane operations prior to the deconsolidation of those operations in January 2012.
Adjusted EBITDA attributable to discontinued operations reflected the results of Southern Union's local distribution operations. Adjusted EBITDA related to unconsolidated affiliates reflected the results from our investments in AmeriGas and PES. Additional information related to unconsolidated affiliates is provided below in “Supplemental Information on Unconsolidated Affiliates.”

SUPPLEMENTAL INFORMATION ON CAPITAL EXPENDITURES
(Dollars in millions)
(unaudited)
The following is a summary of capital expenditures recorded during the three months ended March 31, 2013:

	Growth	Maintenance	Total
ETP legacy assets:
Intrastate transportation and storage	$2	$3	$5
Interstate transportation and storage	2	3	5
Midstream	113	5	118
NGL transportation and services(1)	102	3	105
	219	14	233
Holdco:
Southern Union transportation and storage	—	(1)	(1)
Southern Union gathering and processing	80	7	87
Retail marketing	6	10	16
	86	16	102
Investment in Sunoco Logistics	136	4	140
All other (including eliminations)	(6)	17	11
Total capital expenditures	$435	$51	$486

(1)	We received capital contributions from Regency related to their 30% share of Lone Star of $27 million.
We currently expect capital expenditures for the full year 2013 to be within the following ranges:

	Growth		Maintenance
	Low	High	Low	High
ETP legacy assets:
Midstream and intrastate transportation and storage	$315	$355	$75	$85
Interstate transportation and storage	10	25	20	30
NGL transportation and services(1)	540	600	15	25
	865	980	110	140
Holdco:
Southern Union transportation and storage	30	40	90	100
Southern Union gathering and processing	80	80	5	5
Retail marketing	25	55	65	75
	135	175	160	180
Investment in Sunoco Logistics	635	735	60	70
All other (including eliminations)	(5)	(5)	15	15
Total capital expenditures	$1,630	$1,885	$345	$405

(1)	We expect to receive capital contributions from Regency related to their 30% share of Lone Star of $100 million.

SUPPLEMENTAL INFORMATION ON UNCONSOLIDATED AFFILIATES
(Dollars in millions)
(unaudited)

	Three Months Ended March 31,
	2013	2012
Equity in earnings of unconsolidated affiliates:
AmeriGas	$63	$40
Citrus	14	1
FEP	13	13
Other	(18)	1
Total equity in earnings of unconsolidated affiliates	$72	$55
Proportionate share of interest, depreciation, amortization, non-cash compensation expense, loss on debt extinguishment and taxes:
AmeriGas	$34	$35
Citrus	48	3
FEP	5	6
Other	6	—
Total proportionate share of interest, depreciation, amortization, non-cash compensation expense, loss on debt extinguishment and taxes	$93	$44
Adjusted EBITDA related to unconsolidated affiliates:
AmeriGas	$97	$75
Citrus	62	4
FEP	18	19
Other	(12)	1
Total Adjusted EBITDA attributable to unconsolidated affiliates	$165	$99
Distributions received from unconsolidated affiliates:
AmeriGas	$24	$23
Citrus	24	—
FEP	17	18
Other	30	1
Total distributions received from unconsolidated affiliates	$95	$42